UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2006
INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 West Auto Drive, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 902-1001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01.Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 7.01. Regulation FD Disclosure.
On October 19, 2006, Insight Enterprises, Inc. (the “Company”) announced that it anticipates the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Form 10-Q”) will be delayed past the November 9, 2006 filing due date. The Company’s Board of Directors has recently appointed an Options Subcommittee, comprised of independent directors, to conduct a review of the Company’s stock option practices, and the Options Subcommittee has retained independent outside legal counsel. Certain present and former directors and executive officers of the Company have been named as defendants in a derivative lawsuit, related to stock option practices from 1997 to 2002, filed in Superior Court, County of Maricopa, Arizona on September 21, 2006. The Company has been named as a nominal defendant in that action. At this time, the Options Subcommittee has commenced its review but has not reached any conclusions about the Company’s stock option practices. As a result, the Company anticipates that it will not be in a position to file the Form 10-Q by the filing deadline. The Company will file its Form 10-Q as soon as practicable after completion of this review.
A copy of the press release regarding these matters is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Description
Number

99.1	Press Release, dated as of dated October 19, 2006, issued by Insight Enterprises, Inc.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHT ENTERPRISES, INC. (Registrant)

	By:	/s/ Stanley Laybourne

Date: October 23, 2006		Stanley Laybourne
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release, dated as of dated October 19, 2006, issued by Insight Enterprises, Inc.